Exhibit 10.3

PHANTOM STOCK UNITS

(Performance-Based)

Granted by

PEAPACK-GLADSTONE FINANCIAL CORPORATION

under the

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2024 PHANTOM STOCK PLAN

This Performance Award Agreement for Phantom Stock Units (“Performance Phantom Stock Awards” or “Agreement”) is and will be subject to the provisions of the 2024 Phantom Stock Plan (the “Plan”) of Peapack-Gladstone Financial Corporation (the “Company”) which are incorporated herein by reference and made a part hereof. A copy of the Plan has been provided or made available to each person granted a Performance Phantom Stock Award pursuant to the Plan. The holder of these Performance Phantom Stock Awards (the “Participant”) hereby accepts these Performance Phantom Stock Awards, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

(a)
Participant. The Company hereby grants this Performance Phantom Stock Award to the Participant as set forth in Exhibit C.
(b)
Date of Grant. This Performance Phantom Stock Award is made as of the date set forth on Exhibit C.
(c)
Total Number of Units subject to this Performance Phantom Stock Award (at Target level). The Company hereby grants the Participant the number Phantom Stock Units (the “Units”) set forth in Exhibit C. The Performance Phantom Stock Award and the Units shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan.

The number of Units to be earned under this the Performance Phantom Stock Award may increase or decrease depending on whether the performance conditions are satisfied as set forth in Exhibit A.

4. Phantom Stock Units.

Each Unit granted represents the right to receive a cash payment equal to the Fair Market Value (as defined in Section 9.1(m) of the Plan) of one share of the Company’s common stock (“Stock”) as of the Determination Date (as defined in Section 9.1(i) of the Plan) in accordance with this Agreement and the Plan.

5. Performance Goal(s)/Vesting Schedule. Except as otherwise provided in this Agreement, the number of Performance Phantom Stock Awards earned at the end of the measurement period (referred to herein as the “Performance Period”) is based on the level of achievement of the performance goal(s) set forth in this Agreement. The Performance Period for the Performance Phantom Stock Awards is the period, commencing on the date and ending on the date set forth in Exhibit A. In order to vest in/earn the Performance Phantom Stock Awards: (i) the Committee must certify in writing the level at which the performance measure was achieved; and (ii) the Participant must be employed on the Determination Date, unless the Performance Phantom Stock Awards vest/are earned prior to the Determination Date pursuant to Sections 7 or 9 of this Agreement.

The performance measures for the Performance Phantom Stock Awards is set forth in Exhibit A.

6. Settlement of Performance Phantom Stock Awards.

Subject to Sections 7, 9, and 10.9, as soon as practicable, but no later than 75 days, after the Determination Date (the “Payment Date”), the Company shall, if applicable, provide a cash payment to the Participant that corresponds to the value of his or her vested Performance Phantom Stock Awards.

7. Change in Control.

7.1 Performance Phantom Stock Awards Are Assumed or Substituted by a Surviving Entity. With respect to Performance Phantom Stock Awards that are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control (as defined in Section 4.2 of the Plan), and within two years following the effective date of a Change in Control, the Participant is terminated without Cause (as defined in Section 9.1(d) of the Plan) or resigns for Good Reason (as defined in Section 9.1(n) of the Plan), the Participant will vest in/earn a portion or all of the Performance Phantom Stock Awards as follows: (a) with respect to the number of months employed during the applicable Performance Period associated with the unvested Performance Phantom Stock Awards (the “Employment Vesting Period”), the level of achievement of the Company during the Employment Vesting Period shall be based upon actual achievement of the performance goals with respect to the unvested Performance Phantom Stocks during such period and (b) with respect to the remaining months of the applicable Performance Period associated the unvested Performance Phantom Stock Awards (the “Remaining Vesting Period”), the level of achievement of the Company during the Remaining Vesting Period shall be based on an assumed target level of achievement of the applicable performance goals with respect to the unvested Performance Phantom Stock Awards during such period. The Committee shall determine the extent to which the performance goals have been achieved and the level of achievement. The payout to the Participant shall be made as soon as reasonably practicable but in no event later than 60 days following the Participant’s date of termination.

7.2 Performance Phantom Stock Awards Are Not Assumed or Substituted by a Surviving Entity. With respect to Performance Phantom Stock Awards that are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, in the event of a Change in Control, the Participant will vest in/earn a portion or all of the Performance Phantom Stock Awards as follows: (a) with respect to the number of months employed during the applicable Performance Period associated with the unvested Performance Phantom Stock Awards prior to the effective date of the Change in Control (the “Pre-Change in Control Vesting Period”), the level of achievement of the Company during the Pre-Change in Control Vesting Period shall be based upon actual achievement of the performance goals with respect to the unvested Performance Phantom Stocks during such period and (b) with respect to the remaining months of the applicable Performance Period associated the unvested Performance Phantom Stock Awards (the “Remaining Vesting Period”), the level of achievement of the Company during the Remaining Vesting Period shall be based on an assumed target level of achievement of the applicable performance goals with respect to the unvested Performance Phantom Stock Awards during such period. The Committee shall determine the extent to which the performance goals have been achieved and the level of achievement. The payout to the Participant shall be made as soon as reasonably practicable but in no event later than 60 days following the Change in Control.

7.3 A “Change in Control” will be deemed to have occurred as defined in accordance with the Plan, provided, however, that to the extent necessary to comply with Section 409A of the Code, a “Change in Control will not be deemed to occur unless the transaction constitutes a “change in control” pursuant to Section 409A of the Code.

8. Effect of Certain Corporate Transactions.

The Performance Phantom Stock Awards will be adjusted based on actual achievement at the end of the Performance Period.

In addition, in the event the Company adopts a plan that contemplates any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Company common stock or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock (as defined in Section 3.2 of the Plan) without consideration, or similar corporate transaction or event, then the Committee may, in its sole discretion, adjust the terms and conditions of this Agreement (including the value and number of Phantom Stock Units awarded) as appropriate in accordance with Section 3.2 of the Plan.

9. Effect of Termination of Service on Performance Award.

9.1 The Performance Phantom Stock Awards will vest as follows:

i.
Death. In the event of the Participant’s termination of Service (as defined in Section 9.1(t) of the Plan) by reason of the Participant’s death prior to the completion of the Performance Period, the number of Units subject to this Performance Phantom Stock Award shall vest, pro-rata, by multiplying (i) the number of Units that would be obtained based on achievement at target (or at actual achievement level, if greater than the target level) as of the date of death by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the Performance Period and the denominator of which is the number of months in the Performance Period.
ii.
Disability. In the event of the Participant’s termination of Service by reason of Disability (as defined in Section 9.1(k) of the Plan) prior to the completion of the Performance Period, the number of Units subject to this Performance Phantom Stock Award shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or at actual achievement level, if greater than the target level) as of the date of Disability by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the Performance Period and the denominator of which is the number of months in the Performance Period.
iii.
Retirement. Unless otherwise determined pursuant to a retirement transition agreement between the Company and the Participant (which shall constitute an amendment to this Agreement), the event of the Participant’s termination of Service by reason of Retirement (as defined in Section 9.1(s) of the Plan prior to the Determination Date, a portion of the Performance Phantom Stock Awards will vest based on the achievement of performance targets, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or at actual achievement level, if greater than the target level) as of the date of Retirement by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the Performance Period and the denominator of which is the number of months in the Performance Period.
iv.
Termination for Cause. If the Participant’s Service has been terminated for Cause, all Performance Phantom Stock Awards granted to the Participant hereunder will expire and be forfeited.
v.
Other Termination. If a Participant terminates Service for any reason other than due to death, Disability, Retirement, or for Good Reason or without Cause within two (2) years following a Change in Control, all Performance Phantom Stock Awards granted to the Participant hereunder will expire and be forfeited.

10. Miscellaneous.

10.1 No Performance Phantom Stock Awards will confer upon the Participant any rights as a stockholder of the Company.

10.2 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.3 The Performance Phantom Stock Awards are not transferable.

10.4 The Performance Phantom Stock Awards will be governed by and construed in accordance with the laws of the State of New Jersey.

10.5 The Performance Phantom Stock Awards are subject to all laws, regulations and orders of any governmental authority that may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to tender payment hereunder if the payment of such amounts would constitute a violation of any law, regulation or order or any provision thereof.

10.6 The granting of the Performance Phantom Stock Awards does not confer upon the Participant any right to be retained in the employ of, or as a service provider to, the Company or any subsidiary.

10.7 The Company shall have the right to withhold from the payment pursuant to this Performance Phantom Stock Award any amount of tax that the Company is required to withhold.

10.8 To the extent any provision of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control.

10.9 Notwithstanding any provision to the contrary and solely to the extent necessary to comply with Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code and any distribution of cash with respect to the Performance Phantom Stock Awards becomes payable due to the Participant’s “separation from service” within the meaning of Section 409A of the Code (hereinafter, referred to as a “Separation from Service”), no payment with respect to the Performance Phantom Stock Awards shall be made within with the first six months following the Participant’s Separation from Service. Rather, such cash payment shall be made on the first day of the seventh month following the Participant’s Separation from Service.

[Signature Page Follows on Exhibit C]

EXHIBIT A

(a)
Performance Period:

(b)
Performance Measure:

The performance measure for the Performance Phantom Stock Awards is based on the following:

1.
60% based on the Company’s cumulative earnings per share (“EPS”) growth as compared to the cumulative EPS growth of each member of a selected peer group of the Company as set forth in Exhibit B (the “Peer Group”) during the Performance Period;

2.
20% based on [liquidity growth as compared to the cumulative liquidity growth of each member of the Peer Group during the Performance Period]; and

3.
20% based on [credit growth as compared to the cumulative credit growth of each member of the Peer Group during the Performance Period].

The Committee, in its sole discretion, may modify the Peer Group to reflect changes to the Peer Group members (e.g., as a result of a merger). The Committee, in its sole discretion and in accordance with the Plan, may also make adjustments to the actual EPS, liquidity and/or credit growth results of the Company to reflect non-recurring or unusual items during the Performance Period.

Vesting of the Performance Phantom Stock Awards is based on the Company’s cumulative EPS growth performance relative to the Peer Group during the Performance Period as follows:

Threshold Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (25th Percentile)	Target Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (50th Percentile)	Maximum Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (75th Percentile)

If the Company’s cumulative EPS, liquidity, and credit growth during the Performance Period falls: (1) below the Threshold level; (2) between the Threshold and Target levels; or (3) between the Target and Maximum levels, the number of Performance Phantom Stock Awards earned will be calculated by interpolating between payout levels for performance between performance levels. In no event shall the number of Performance Phantom Stock Awards earned exceed the number of awards at the Maximum level, regardless if the Company’s cumulative EPS, liquidity, and credit growth during the Performance Period is greater than the 75th percentile of the Peer Group.

EXHIBIT B

Peer Group

Cumulative EPS % During	Liquidity	Credit

Company Name	Ticker	City	State	Performance Period

EXHIBIT C

1. Name of Participant.

2. Date of Grant. As of [DATE]

3. Total Number of Performance Phantom Stock Awards (at Target level). [#]

The number of Units covered by the Performance Phantom Stock Award to be issued may increase or decrease depending on whether the performance conditions are satisfied as set forth in Exhibit A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this award set forth above.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:

Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Performance Phantom Stock Awards and agrees to the terms and conditions hereof, including the terms and provisions of the 2024 Phantom Stock Plan.

PARTICIPANT

Date __________